Exhibit 99.1

Press Release

Clean Harbors’ Founder and Chief Executive Officer Establishes
Rule 10(b)(5)-1 Stock Trading Plan

Norwell, MA — June 19, 2006 — Clean Harbors, Inc. (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, announced today that Alan S. McKim, the Company’s Founder and Chief Executive Officer, has established a pre-arranged stock trading plan to sell a portion of his Company stock over time as part of his individual long-term strategy for asset diversification and liquidity. The Stock Trading Plan was adopted in accordance with guidelines specified under Rule 10(b)(5)-1 of the Securities Exchange Act of 1934 and Clean Harbors’ policies regarding stock transactions.

Rule 10(b)(5)-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they do not have material, non-public information. Using these plans, insiders can gradually diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce any market impact, and can avoid concerns about whether they had material, non-public information when they sold their stock.

Mr. McKim has informed the Company of the following information regarding the terms of his Rule 10(b)(5)-1 Plan:  Mr. McKim may sell up to 600,000 shares of stock through December 31, 2006. Sale transactions under this Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The shares being sold by Mr. McKim are derived from stock originally issued to him by the Company in 1980. If Mr. McKim completes the sale of all of the shares under his Rule 10(b)(5)-1 Plan, he will continue to own in excess of 3 million shares of Clean Harbors common stock.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Furthermore, all financial information in this press release is based on preliminary data and is subject to the final closing of the Company’s books and records. A variety of factors beyond the control of the Company may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to close its announced acquisition of Teris in a timely fashion, if at all,

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com and successfully integrate its operations and assets into its existing network of services and disposal facilities;

•                  The Company’s ability to manage the significant environmental liabilities which it assumed in connection with the CSD acquisition;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services and waste handling marketplace; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance. Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on the Investor portal of the Company’s Web Page at www.cleanharbors.com.

Contacts:

James M. Rutledge	Bill Geary
Executive Vice President and Chief Financial Officer	Executive Vice President and General Counsel
Clean Harbors, Inc.	Clean Harbors, Inc.
781-792-5100	781-792-5130
InvestorRelations@cleanharbors.com	gearyb@cleanharbors.com

Jim Buckley
Executive Vice President
Sharon Merrill Associates, Inc.
617-542-5300
clhb@investorrelations.com